Exhibit 99.1
Penumbra, Inc. Reports Third Quarter 2016 Financial Results

ALAMEDA, Calif., November 3, 2016 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global interventional therapies company, today reported financial results for the third quarter ended September 30, 2016.

•	Revenue of $67.2 million in the third quarter of 2016, an increase of 33.3%, or 32.5% in constant currency[1], over the third quarter of 2015.

Third Quarter 2016 Financial Results
Total revenue grew to $67.2 million for the third quarter of 2016 compared to $50.4 million for the third quarter of 2015, an increase of 33.3%, or 32.5% on a constant currency basis. The U.S. represented 66.1% of total revenue and international represented 33.9% of total revenue for the third quarter of 2016. Revenue from sales of neuro products grew to $47.5 million for the third quarter of 2016, an increase of 30.9%, or 29.9% on a constant currency basis. Revenue from sales of peripheral vascular products grew to $19.7 million for the third quarter of 2016, an increase of 39.3%, or 39.4% on a constant currency basis.

Gross profit was $42.9 million, or 63.8% of total revenue, for the third quarter of 2016, compared to $33.5 million, or 66.4% of total revenue, for the third quarter of 2015.

Total operating expenses were $44.2 million, or 65.8% of total revenue, for the third quarter of 2016, compared to $31.3 million, or 62.1% of total revenue, for the third quarter of 2015. R&D expenses were $6.5 million for the third quarter of 2016, compared to $4.6 million for the third quarter of 2015. SG&A expenses were $37.7 million for the third quarter of 2016, compared to $26.8 million for the third quarter of 2015.

Net loss for the third quarter of 2016 was $1.1 million, compared to net income of $0.9 million for the third quarter of 2015.

As of September 30, 2016, cash and cash equivalents and marketable investments totaled $141.8 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the third quarter 2016 financial results after market close on Thursday, November 3, 2016 at 5:00 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 201-0168 for domestic callers or (647) 788-4901 for international callers (conference id: 92689865), or the webcast can be accessed on the “Investors” section of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global interventional therapies company that designs, develops, manufactures and markets innovative medical devices. The company has a broad portfolio of products that address challenging medical conditions and significant clinical needs across two major markets, neuro and peripheral vascular. Penumbra sells its products to hospitals primarily through its direct sales organization in the U.S., most of Europe, Canada and Australia, and through distributors in select international markets. Penumbra and the Penumbra logo are trademarks of Penumbra, Inc.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company has disclosed the non-GAAP financial measure relating to constant currency revenue in this press release.

1 Constant currency results are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” for important information about our use of constant currency results, including reconciliations to the most comparable GAAP measures.

Our constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. Dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Full reconciliation of this non-GAAP measure to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measure disclosed in this press release is useful to investors in assessing the operating performance of our business and provides a meaningful comparison to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

The non-GAAP financial measure included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; and potential adverse regulatory actions. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report Form 10-K for the year ended December 31, 2015 filed with the SEC on March 8, 2016. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$15,856	$19,547
Marketable investments	125,975	129,257
Accounts receivable, net	36,635	29,444
Inventories	70,092	56,761
Prepaid expenses and other current assets	18,665	9,352
Total current assets	267,223	244,361
Property and Equipment, net	16,224	8,951
Deferred taxes	13,394	10,143
Other non-current assets	438	393
Total assets	$297,279	$263,848
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,584	$2,567
Accrued liabilities	33,760	25,581
Total current liabilities	37,344	28,148
Other non-current liabilities	6,081	3,178
Total liabilities	43,425	31,326
Stockholders’ Equity:
Common stock	31	30
Additional paid-in capital	275,031	252,087
Notes receivable from stockholders	—	(5)
Accumulated other comprehensive loss	(3,592)	(2,115)
Accumulated deficit	(17,616)	(17,475)
Total stockholders’ equity	253,854	232,522
Total liabilities and stockholders’ equity	$297,279	$263,848

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$67,187	$50,416	$190,212	$131,679
Cost of revenue	24,313	16,919	65,963	44,079
Gross profit	42,874	33,497	124,249	87,600
Operating expenses:
Research and development	6,497	4,560	17,762	12,543
Sales, general and administrative	37,740	26,755	106,685	72,698
Total operating expenses	44,237	31,315	124,447	85,241
(Loss) Income from operations	(1,363)	2,182	(198)	2,359
Interest income, net	631	17	1,700	402
Other expense, net	(360)	(115)	(856)	(613)
(Loss) Income before provision for income taxes	(1,092)	2,084	646	2,148
Provision for income taxes	14	1,183	787	1,416
Net (loss) income	$(1,106)	$901	$(141)	$732
Net (loss) income attributable to common stockholders	$(1,106)	$276	$(141)	$175
Net (loss) income per share attributable to common stockholders —Basic	$(0.04)	$0.04	$0.00	$0.03
—Diluted	$(0.04)	$0.03	$0.00	$0.02
Weighted average shares used to compute net (loss) income per share attributable to common stockholders —Basic	30,604,384	7,853,730	30,269,463	5,962,031
—Diluted	30,604,384	10,189,248	30,269,463	8,494,651

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2016	2015	$	%	$	$	%
United States	$44,380	$35,394	$8,986	25.4%	$—	$8,986	25.4%
International	22,807	15,022	$7,785	51.8%	(374)	$7,411	49.3%
	$67,187	$50,416	$16,771	33.3%	$(374)	$16,397	32.5%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2016	2015	$	%	$	$	%
Neuro	$47,534	$36,309	$11,225	30.9%	$(384)	$10,841	29.9%
Peripheral Vascular	19,653	14,107	$5,546	39.3%	10	$5,556	39.4%
Total	$67,187	$50,416	$16,771	33.3%	$(374)	$16,397	32.5%
Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2016	2015	$	%	$	$	%
United States	$127,484	$89,364	$38,120	42.7%	$—	$38,120	42.7%
International	62,728	42,315	$20,413	48.2%	236	$20,649	48.8%
	$190,212	$131,679	$58,533	44.5%	$236	$58,769	44.6%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2016	2015	$	%	$	$	%
Neuro	134,180	102,363	$31,817	31.1%	$94	$31,911	31.2%
Peripheral Vascular	56,032	29,316	$26,716	91.1%	142	$26,858	91.6%
Total	$190,212	$131,679	$58,533	44.5%	$236	$58,769	44.6%
1See “Non-GAAP Financial Measures” above for important information about our use of this non-GAAP measure and further information about our calculation of constant currency results.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.